UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2015

BA CREDIT CARD TRUST* (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Notes)	BA MASTER CREDIT CARD TRUST II (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Collateral Certificate)

Commission File Number of depositor:  333-189460

BA CREDIT CARD FUNDING, LLC

(Exact name of depositor as specified in its charter)

BANK OF AMERICA, NATIONAL ASSOCIATION
(Successor by merger to FIA Card Services, National Association)

 (Exact name of sponsor as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

c/o BA Credit Card Funding, LLC 214 North Tryon Street Suite #21-39, NC1-027-21-04 Charlotte, North Carolina 28255	c/o BA Credit Card Funding, LLC 214 North Tryon Street Suite #21-39, NC1-027-21-04 Charlotte, North Carolina 28255
(Address of Principal Executive Office)	(Address of Principal Executive Office)

(704) 683-4915	(704) 683-4915
(Telephone Number, including area code)	(Telephone Number, including area code)

333-141948-02	333-141948-01
(Commission File Numbers)	(Commission File Numbers)

01-0864848	01-0864848
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

N/A	N/A
(Former name or address, if changed since last report)	(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* In accordance with relevant regulations of the Securities and Exchange Commission, the depositor files annual and other reports with the Commission on behalf of the BA Credit Card Trust and the BA Master Credit Card Trust II under the Central Index Key (CIK) number (0001128250) for the BA Credit Card Trust.

Section 8 – Other Events.

Item 8.01. Other Events.

Pursuant to its right as servicer under the Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014, among BA Credit Card Funding, LLC, as transferor, Bank of America, National Association (“BANA”), as servicer, and The Bank of New York Mellon, as trustee, BANA has delegated some of its servicing duties to its direct, wholly-owned subsidiary, Card Processing Reseller, Inc. This delegation was made on February 9, 2015, pursuant to the Delegation of Servicing Activities Agreement, dated as of February 9, 2015, between BANA and Card Processing Reseller, Inc.

Section 9 – Financial Statements and Exhibits.

Item 9.01(d). Exhibits.

Exhibit 99.1	Delegation of Servicing Activities Agreement, dated as of February 9, 2015, between Bank of America, National Association and Card Processing Reseller, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BA CREDIT CARD FUNDING, LLC Acting solely in its capacity as depositor of BA Master Credit Card Trust II and BA Credit Card Trust

Date: February 12, 2015	By:	/s/ Scott McCarthy
Name: Scott McCarthy
Title: President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Delegation of Servicing Activities Agreement, dated as of February 9, 2015, between Bank of America, National Association and Card Processing Reseller, Inc.